UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, AxoGen, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the departure of Shawn McCarrey.  In connection with the departure, Mr. McCarrey and AxoGen Corporation (“AxoGen”) entered into a Separation Agreement and General Release dated January 18, 2019 (the "Separation Agreement").  The Separation Agreement provides, among other things:

•

Termination Compensation.  Mr. McCarrey will receive a separation payment in the amount of $417,000, payable as a lump sum within  60 days after the Separation Date (as defined in the Separation Agreement).

•	Outplacement Services. Mr. McCarrey will receive outplacement services for a period of one year following the Termination Date (as defined in the Separation Agreement).

•

Options.  Mr. McCarrey will retain his vested options prior to the Termination Date issued to Mr. McCarrey in connection with Stock Option Agreements between Mr. McCarrey and the Company pursuant to the AxoGen, Inc. 2010 Incentive Stock Plan (“Option Agreements”) in accordance with the terms of the Option Agreements.  As of the Separation Date (as defined in the Separation Agreement), Mr. McCarrey has a total of 158,000 vested shares pursuant to the Option Agreements with exercise prices ranging from $2.86 to $8.95 per share for which he will have 90 days to exercise such shares from the Termination Date in accordance with the terms of the Option Agreements.

•

Continued Benefits.  Mr. McCarrey will be provided continued coverage under AxoGen’s group health benefit plans for a period of 12 months following the expiration of coverage under the AxoGen’s health insurance plan.

•

General Release. Mr. McCarrey released and discharged AxoGen, the Company and any subsidiaries from any and all claims arising or occurring prior to and including the date of his execution of the Separation Agreement.

•

Restrictive Covenants. Mr. McCarrey will hold in strict confidence any confidential information related to AxoGen, the Company or any subsidiaries. He will be subject to one year post-employment covenants not to compete and not to solicit employees or clients of AxoGen.  Mr. McCarrey also agreed to be subject to a non-disparagement covenant.

The foregoing summary description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

P
Exhibit No.	Description
10.1	Separation Agreement and General Release, dated January 18, 2019, between AxoGen Corporation and Shawn McCarrey.

EXHIBIT INDEX

P
Exhibit No.	Description
10.1	Separation Agreement and General Release, dated January 18, 2019, between AxoGen Corporation and Shawn McCarrey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: January 18, 2019	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel